SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2003

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	0-3681	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard

Los Angeles, California 90010

(Address of Principal Executive Offices)

(323) 937-1060

(Registrant’s telephone number, including area code)

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits.

99.1    Press Release, dated April 28, 2003, issued by Mercury General Corporation.

Item 9.      Regulation FD Disclosure; and

Item 12.    Results of Operations and Financial Condition

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure” and Item 12, “Results of Operations and Financial Condition.”

On April 28, 2003, Mercury General Corporation issued a press release announcing its financial results for the first quarter ended March 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

The press release contains operating measures which in management’s opinion provide investors useful industry specific information to evaluate and perform meaningful comparisons of the Registrant’s performance but that may not be presented in accordance with Generally Accepted Accounting Principles (“GAAP”). Net Premiums Written represents the premiums charged on policies issued during a fiscal period. Net Premiums Earned, a GAAP measure, represents the portion of premiums written that is recognized as income in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Paid Losses and Loss Adjustment Expenses is the portion of Incurred Losses and Loss Adjustment Expenses, a GAAP measure, excluding the effects of changes in the loss reserve accounts. Net Operating Earnings is defined as Net Income excluding Net Realized Investment Gains and Losses, net of tax. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results. These measures have been reconciled to the most directly comparable GAAP measure within the Reconciliations of Operating Measures to Comparable GAAP Measures section of the press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY GENERAL CORPORATION

Date: April 28, 2003	By:	/s/ GABRIEL TIRADOR
	Name:	Gabriel Tirador
	Its:	President and Chief Operating Officer

Exhibit Index

Exhibit 99.1.    Press Release, dated April 28, 2003, issued by Mercury General Corporation.